           INCORPORATED UNDER THE LAWS OF THE STATE OF
                          MARYLAND

[NUMBER]                                            [SHARES]

               [Eagle]

                       PRIME RETAIL, INC.

THIS CERTIFIES THAT        ***       SPECIMEN         ***   IS THE OWNER OF
                     _____________________________________
__________________________________________ FULL PAID AND NON-ASSESSABLE
SHARES OF SERIES C CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK OF PRIME RETAIL, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED, ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.


IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS,
THIS _____________________ DAY           OF ______________, A.D. 19_______



____________________________    [SEAL]       _______________________________
           SECRETARY                               PRESIDENT

FOR VALUE RECEIVED, ___ HEREBY SELL, ASSIGN AND TRANSFER UNTO
______________________________________________________________________________
_______________________________________________________________________SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________________________________________ATTORNEY
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

     DATED __________________ 19____
         IN PRESENCE OF

     __________________________________     ______________________________